Exhibit 11
                        Telephone and Data Systems, Inc.
                    Computation of Earnings Per Common Share
                    (in thousands, except per share amounts)

Three Months Ended September 30,                      1995        1994
--------------------------------------------------------------------------------

Primary Earnings
    Net Income before cumulative effect
        of accounting change                       $ 42,596    $ 17,623
    Dividends on Preferred Shares                      (258)       (457)
    Minority income adjustment assuming issuance
        of a subsidiaries issuable securities`         --          (103)
                                                   --------    --------
    Net Income Available to Common                 $ 42,338    $ 17,063
                                                   ========    ========

Primary Shares
    Weighted average number of Common and
        Series A Common Shares Outstanding           57,805      53,601
    Additional shares assuming issuance of:
        Options and Stock Appreciation Rights           154         170
        Convertible Preferred Shares                  1,048         469
        Common Shares Issuable                           31          42
                                                   --------    --------
    Primary Shares                                   59,038      54,282
                                                   --------    --------


Primary Earnings per Common Share                  $    .72    $    .31
                                                   ========    ========


Fully Diluted Earnings*
    Net Income before cumulative effect
        of accounting change                       $ 42,596    $ 17,623
    Dividends on Preferred Shares                      (110)       (394)
    Minority income adjustment assuming issuance
        of a subsidiaries issuable securities          --          (104)
                                                   --------    --------
    Net Income Available to Common                 $ 42,486    $ 17,125
                                                   ========    ========


Fully Diluted Shares
    Weighted average number of Common and
        Series A Common Shares Outstanding           57,805      53,601
    Additional shares assuming issuance of:
        Options and Stock Appreciation Rights           160         182
        Convertible Preferred Shares                  1,542         739
        Common Shares Issuable                           31          42
                                                     ------      ------
    Fully Diluted Shares                             59,538      54,564
                                                    =======    ========


Fully Diluted Earnings per Common Share            $    .71    $    .31
                                                   ========    ========





* This calculation is submitted in accordance with Securities Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.


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                                                                      Exhibit 11
                        Telephone and Data Systems, Inc.
                    Computation of Earnings Per Common Share
                    (in thousands, except per share amounts)

Nine Months Ended September 30,                       1995       1994
--------------------------------------------------------------------------------

Primary Earnings
    Net Income before cumulative effect
        of accounting change                       $ 88,369    $ 42,167
    Dividends on Preferred Shares                    (1,453)     (1,733)
                                                   --------    --------
    Net income before cumulative effect
        of accounting change applicable
        to Common                                    86,916      40,434
    Cumulative effect of accounting change             --          (723)
    Minority income adjustment assuming issuance
        of a subsidiaries issuable securities          --          (229)
                                                  ---------    --------
    Net Income Available to Common                 $ 86,916    $ 39,482
                                                  =========    ========

Primary Shares
    Weighted average number of Common and
        Series A Common Shares Outstanding           57,289      52,860
    Additional shares assuming issuance of:
        Options and Stock Appreciation Rights           160         183
        Convertible Preferred Shares                    708          38
        Common Shares Issuable                           34          40
                                                  ---------    --------
    Primary Shares                                   58,191      53,121
                                                  =========    ========

Primary Earnings per Common Share
    Net Income before cumulative effect
        of accounting change                       $   1.49    $    .75
    Cumulative effect of accounting change             --          (.01)
                                                  ---------    --------
    Net Income                                     $   1.49    $    .74
                                                  =========    ========

Fully Diluted Earnings*
    Net Income before cumulative effect
        of accounting change                       $ 88,369    $ 42,167
    Dividends on Preferred Shares                    (1,137)     (1,541)
                                                  ---------    --------
    Net income before cumulative effect
        of accounting change applicable
        to Common                                    87,232      40,626
    Cumulative effect of accounting change             --          (723)
    Minority income adjustment assuming issuance
        of a subsidiaries issuable securities          --          (230)
                                                  ---------    --------
    Net Income Available to Common                 $ 87,232    $ 39,673
                                                  =========    ========

Fully Diluted Shares
    Weighted average number of Common and
        Series A Common Shares Outstanding           57,289      52,860
    Additional shares assuming issuance of:
        Options and Stock Appreciation Rights           163         193
        Convertible Preferred Shares                  1,033         309
        Common Shares Issuable                           34          40
                                                  ---------    --------
    Fully Diluted Shares                             58,519      53,402
                                                  =========    ========

Fully Diluted Earnings per Common Share
    Net Income before cumulative effect
        of accounting change                       $   1.49    $    .75
    Cumulative effect of accounting change             --          (.01)
                                                  ---------    --------
    Net Income                                     $   1.49    $    .74
                                                  =========    ========


* This calculation is submitted in accordance with Securities Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.


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